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EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made by and among ADVA International Inc. (the "Company"), and the investors listed on
Schedule I hereto (collectively, the "Investors" and each an "Investor"), each of whom has executed a signature page hereto.

                                    RECITALS

         A. The Company shall issue 12,468,750 shares of its common stock to the stockholders (the "Stockholders") of Global Information Group USA, Inc. ("GIG"), all of whom comprise certain of the Investors hereunder, in return for 100% of the issued and outstanding stock of GIG in a Stock Exchange with the result that the Stockholders will own 94.57% of the outstanding shares of Company stock, with the remaining shares (716,250), representing 5.43% will continue to be owned by certain investors (which consist of the current shareholders of the Company).

         B. To induce Investors to accept the Share Exchange, the Company is willing under certain circumstances to register under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), the common stock, $.001 par value (the "Common Stock"), owned or to be owned by the Investors.

         NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. Required Demand Registration for the Investors listed on Schedule II hereto.

            (a) At any time after the date hereof until the fifth anniversary hereof, holders of at least 25% of the then outstanding shares of the Registrable Securities may request, in writing, that the Company effect the registration of Registrable Securities (as defined in Section 7 hereof) owned by such holders on a form that may be used for the registration of Registrable Securities. If the holders initiating the registration intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other holders to participate shall be conditioned on such holders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all holders of the Registrable Securities who have been granted registration rights hereunder. Such holders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration a number of their Registrable Securities, as such holders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the securities, including the Registrable Securities, requested to be registered by all holders may not be included in the offering, then the securities requested to be included therein by the holders of the Registrable Securities requested to be included in such registration, shall be reduced pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration (on a form that may be used for the registration of the Registrable Securities) of all the Registrable Securities which the Company has been requested to so register.

            (b) The Company shall not be required to effect more than one registration pursuant to the first sentence of paragraph (a) above; provided, however, in the event of a proration pursuant to the foregoing paragraph (a) which results in Investors holding Registrable Securities having less than all of the requested securities being included in a current registration, then, to the extent of such unincluded Registrable Securities, the Investors shall receive an additional demand registration right such upon the expiration of any blackout period, upon the request of the holders of 25% of the remaining Registrable Securities, and the Company shall be obligated to file an additional registration statement (which registration statement shall contain a current prospectus) relating to the Registrable Securities; and (ii) the Company shall use its best efforts to effect the registration of such Registrable Securities as promptly as practicable thereafter.


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            (c) The Registration Expenses (as defined in Section 4) shall be paid by the Company with respect to all registrations effected pursuant to this Section and Section 2.

            (d) The Company may delay the filing or effectiveness of any registration statement for the period or periods set forth below after the date of a request pursuant to this Section 1 if at the time of such request to register Registrable Securities: (i) the Company is engaged or has fixed plans to engage within 30 days of the time of the request (and subsequent thereto does so engage) in a firm commitment underwritten public offering for a period 90 days in connection with public offerings or (ii) the Company furnishes to the Investor or Investors requesting registration a certificate signed by senior executive officer of the Company stating that the Company is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, is a material non-public event which would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, provided, however, the Company may not utilize the right set forth in this clause (ii) more than once in any 12-month period.

         2. Piggyback Registration for the Investors listed on Schedule I.

            (a) Each time that the Company proposes to register a public offering solely of its authorized but unissued Common Stock or shares held in Treasury ("Primary Shares") for its account or the offering of its Common Stock for the account of other stockholders or other securities, other than pursuant to a Registration Statement on Form S-4 or Form S-8 or similar or successor forms (collectively, "Excluded Forms"), the Company shall promptly give written notice of such proposed registration to all holders of the Registrable Securities, which shall offer such holders the right to request inclusion of any Registrable Securities in the proposed registration statement.

            (b) Each holder of the Registrable Securities shall have twenty (20) days or such longer period as shall be set forth in the notice from the receipt of such notice to deliver to the Company a written request specifying the number of shares of Common Stock such holder intends to sell and the holder's intended plan of disposition.

            (c) In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under Section 2(b) may specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

            (d) Upon receipt of a written request pursuant to Section 2(b), the Company shall promptly use its best efforts to cause all such Registrable Securities to be registered, to the extent required to permit sale or disposition as set forth in the written request.

            (e) Notwithstanding the foregoing, if the managing underwriter of an underwritten public offering determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, would interfere with the successful marketing of the securities proposed to be included in the underwritten public offering, then the number of such shares to be included in such underwritten public offering shall be reduced, and shares shall be excluded from such underwritten public offering in a number deemed necessary by such managing underwriter. In the event an exclusion of shares is necessary, shares shall be included in the following order: (i) first, the Primary Shares; (ii) second, the Investors holding Registrable Securities requesting registration. To the extent all of the Registrable Securities requested to be included in the underwritten public offering can not be included, holders of Registrable Securities shall participate in such offering pro rata based on the number of shares of Registrable Securities each holder proposes to include.

            (f) All shares of Common Stock that are not included in the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days for any offering, that the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering. The holders of such shares shall execute such documentation as the managing underwriter reasonably requests to evidence this lock-up.

         3. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof; and pursuant thereto the Company shall as expeditiously as possible:

            (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on the appropriate form under the Securities Act, which form shall be available for the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

            (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission, such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary or appropriate to keep such registration statement effective for the period required for sale of the Registrable Securities, provided that in no event shall the Company be obligated to keep such registration statement effective: (i) if the Company is eligible to use the Form S-3, for so long as there are Registrable Securities, and (ii) if the Company is not eligible to register on Form S-3, until such time as the Investors are eligible to sell the Registrable Securities pursuant to Rule 144(k), cause such prospectus as so supplemented to be filed as required under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

            (c) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in interest of the Registrable Securities being sold reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions where such registration or qualification is required as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any such jurisdiction);

            (f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company shall promptly prepare a supplement or amendment to such prospectus so that, thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact required to be stated therein or omit to state any fact necessary to make the statements therein not misleading;

            (g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or traded, and, if not so listed or traded, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use commercially reasonable efforts to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and if not so listed on the NASD automated quotation systems, use commercially reasonable efforts to secure OTC Bulletin Board inclusion;

            (h) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling holders or the managing underwriters, if any, may request at least ten Business Days prior to any sale of Registrable Securities; provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (i) enter into such customary agreements (including, if there is an underwriter, underwriting agreements in customary form including, without limitation, the requirement to obtain an opinion of counsel to the Company and a "comfort letter" from the independent public accountants to the Company in the usual and customary form for such an underwritten offering);

            (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company that is customary, and cause the Company's officers, director, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (k) cooperate, and cause the Company's officers, directors, employees and independent accountants to cooperate, with the selling holders of Registrable Securities and the managing underwriters, if any, in the sale of the Registrable Securities and take any actions necessary to promote, facilitate or effectuate such sale;

            (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;

            (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

            (n) otherwise use its best effects to take all other steps necessary to effect the registration of the Registrable Securities.

         4. Registration Expenses.

            (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required under the rules and regulations of the NASD), fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications and determination of their eligibility for investment under applicable laws), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and not more than one counsel for the Holders of the Registrable Securities, and all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (excluding underwriters' discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company and the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance if such insurance coverage is obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system or on the OTC Bulletin Board; and,

            (b) Each holder of securities included in any registration hereunder shall pay those expenses which are not Registration Expenses, such as the underwriting discount and any selling commissions, which shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         5. Indemnification and Contribution

            (a) The Company agrees to indemnify and hold harmless each holder of Registrable Securities which is included in a registration statement pursuant to
Section 1 and Section 2 herein, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses which arise out of or are based upon: (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or with respect to a prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same; and (ii) any violation by the Company of the Securities Act, the Exchange Act (as defined below), any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company and any underwriter reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder for inclusion in the Prospectus.

            (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect to any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and the holder of Registrable Securities in connection with the statements or omissions that resulted in such losses, claim, damages, liabilities or expenses. The relative fault of the Company and the holder of Registrable Securities in connection with the statements that resulted in such losses, claims, liabilities or expenses shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material facts or the omission or alleged omission to state a material fact relates to information supplied by the Company or the holder of the Registrable Securities and the parties relative intent, knowledge, access to information and opportunity to correct such statement or omission.

            (e) Notwithstanding any other provision of this Section, the liability of any holder of Registrable Securities for indemnification or contribution under this Section shall be individual to each holder and shall not exceed an amount equal to the number of shares sold by such holder of Registrable Securities multiplied by the net amount per share which he receives in such underwritten offering.

            (f) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

         6. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties directly regarding such holder and such holder's intended method of distribution.

         7. Definitions.

            "NASD" means the National Association of Securities Dealers.

            "Person" means any individual, corporation, partnership, limited liability company, trust, estate, association, cooperative, government or governmental entity (or any branch, subdivision or agency thereof) or any other entity.

            "Registrable Securities" means any of the shares of Common Stock issued to the Investors and any other securities that subsequently may be issued or issuable with respect to the shares of Common Stock as a result of a stock split or dividend or any sale, transfer, assignment or other transaction involving such shares of the Company and any securities into which the shares of Common Stock may thereafter be changed as a result of merger, consolidation, recapitalization or other similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act (or any such rule then in force) or, if held by an affiliate of the Company, when all such securities of such person are eligible for resale pursuant to Rule 144 and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

            "Securities Act" means the Securities Act of 1933, as amended.

         8. Rule 144. From and after the time the Company's Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in order to permit each Investor to sell the securities of the Company it holds from time to time pursuant to Rule 144 promulgated by the Commission or any successor to such rule or any other rule or regulation of the Commission that may at any time permit the Investor to sell its securities to the public without registration ("Resale Rules"), the Company will:

            (a) comply with all rules and regulations of the Commission applicable in connection with use of the Resale Rules;

            (b) make and keep adequate and current public information available, as those terms are understood and defined in the Resale Rules, at all times;

            (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

            (d) furnish annually to the Investor material containing the information required by Rule 14a-3(b) under the Exchange Act;

            (e) furnish to the Investor promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Resale Rules, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the Commission which permits the selling of any shares of Common Stock holding the Investor without registration; and

            (f) take any action (including cooperating with the Investor to cause the transfer agent to remove any restrictive legend on certificates evidencing the shares of Common Stock held by the Investor) as shall be reasonably requested by the Investor or which shall otherwise facilitate the sale of shares of Common Stock held by the Investor from time to time by the Investor pursuant to the Resale Rules.

         9. Additional Grants of Registration Rights. The Company shall not grant registration rights to any other Person which would be superior to, or would limit in any way the registration rights granted hereunder.

         10. Miscellaneous.

            (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

            (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

            (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. A person is deemed to be a holder of Registrable Securities whenever such person is the registered holder of Registrable Securities. Upon the transfer of any Registrable Securities, the transferring holder of Registrable Securities shall cause the transferee to execute and deliver to the Company a counterpart of this Agreement.

            (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            (f) Descriptive Heading. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (g) Governing Law. The corporate law of Delaware shall govern all issues and questions concerning the relative rights of the Company and its shareholders. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware.

            (h) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be received when personally delivered or sent by overnight courier or registered mail, return receipt requested, addressed (i) if to the Company, at [6 Woodcross Drive, Columbus, SC 29212], Attention:
President; and (ii) if to a Holder, at the address set forth under its name on the signature page hereto, or at such other address as each party furnishes by notice given in accordance with this Section 8.

            (i) Consent to Jurisdiction: Service of Process. The Company and Investors hereby irrevocably consent to the jurisdiction of the state courts of the State of Delaware, as appropriate and of the United States District Court for Delaware in any and all actions and proceedings in connection with this Agreement, and irrevocably consent, in addition to any methods of service of process permissible under applicable law, to service of process by certified mail, return receipt requested to the address of Company and Investors as set forth herein. Nothing in this Section shall affect or limit the right of any Investor to serve legal process in any other manner permitted by law. Company and Investors agree that in any action or proceeding brought by them in connection with this Agreement or the transactions contemplated hereby, exclusive jurisdiction shall be in state courts of the State of Delaware, as appropriate and the United States District Court for Delaware.

INVESTORS:

/s/Anthony E. Mohr                                        /s/H. Smit, power-of-attorney for Charles Langereis
--------------------                                      --------------------------------------------------------
ANTHONY E. MOHR                                           CHARLES LANGEREIS, by Hendrik Smit as power-of-attorney.


/s/Anthony E. Mohr, power-of-attorney for FOG
Investments Limited                                       /s/H. Smit, power-of-attorney for Henri B.G. Sijthoff.
----------------------------------------------            --------------------------------------------------------
FOG INVESTMENTS LIMITED                                   HENRI B.G. SIJTHOFF, by Hendrik Smit as
By: Anthony E. Mohr as power-of-attorney.                 power-of-attorney.


/s/Philip L. van Wijngaarden, power-of-attorney for

/s/Hugo Heerema                                           /s/H. Smit, power-of-attorney for Jouke V.J.P. Brada.
----------------------------------------------            --------------------------------------------------------
HUGO HEEREMA, by Philip L. van                            JOUKE V.J.P. BRADA, by Hendrik Smit as power-of-attorney.
Wijngaarden as power-of-attorney.


/s/Philip L. van Wijngaarden, power-of-attorney for       /s/Philip L. van Wijngaarden, power-of-attorney for
Femia E. van Wulfften Palthe                              Leonard van Hulst
----------------------------------------------            --------------------------------------------------------
FEMIA E. VAN WULFFTEN PALTHE, by Philip                   LEONARD VAN HULST, by Philip L. van Wijngaarden as
L. van Wijngaarden as power-of-attorney.                  power-of-attorney.

/s/Philip L. van Wijngaarden, power-of-attorney for       /s/Philip L. van Wijngaarden, power-of-attorney for
Nicole E.A.M. Aarts                                       Fiona van Hulst
----------------------------------------------            --------------------------------------------------------
NICOLE E.A.M. AARTS, by Philip L. van                     FIONA N. VAN HULST, by Philip L. van Wijngaarden as
Wijngaarden as power-of-attorney.                         power-of-attorney.


JOLEC TRADING LIMITED                                     VIEWMONT HOLDINGS LIMITED

By: Intertrust (Curacao) N.V.                             By: Intertrust (Curacao) N.V.

/s/ Gregory Elias                                         /s/ Gregory Elias
----------------------------------------------            ----------------------------------------------
Gregory Elias, Managing Director                          Gregory Elias, Managing Director


SORENSEN'S SECURITIES LIMITED                             GORILLA VENTURES N.V.

By: Intertrust (Curacao) N.V.                             By: Intertrust (Curacao) N.V.

/s/ Gregory Elias                                         /s/ Gregory Elias
----------------------------------------------            ----------------------------------------------
Gregory Elias, Managing Director                          Gregory Elias, Managing Director


MOANA LAKE FINANCE CORP.                                  LINARES CAPITAL LIMITED

By: Intertrust (Curacao) N.V.                             By: Intertrust (Curacao) N.V.

/s/ Gregory Elias                                         /s/ Gregory Elias
----------------------------------------------            ----------------------------------------------
Gregory Elias, Managing Director                          Gregory Elias, Managing Director


HACKEN INVESTMENTS LIMITED                                HEYDAEL B.V.

/s/ Benno P. Hafner, power-of-attorney                    /s/ Hendrik Smit
----------------------------------------------            ----------------------------------------------
By: Benno P. Hafner as power-of-attorney                  By: Hendrik Smit, Director


FOCUSTECH INVESTMENTS, INC.                               BIOTEL, INC.

By /s/ FocusTech Investments, Inc.                        By: /s/ Ronald G. Moyer
----------------------------------------------            ----------------------------------------------
                                                          Name: Ronald G. Moyer
                                                          Title: President

/s/Ruud A.M. Pruijm                                       /s/Jan P.D. Geertman
----------------------------------------------            ----------------------------------------------
RUUD A.M. PRUIJM                                          JAN P.D. GEERTMAN

/s/Ernst R. Verdonck                                      /s/Jergen Maijers
----------------------------------------------            ----------------------------------------------
ERNST R. VERDONCK                                         JERGEN MAIJERS

/s/J. Leffelaar                                           /s/M. Lavino
----------------------------------------------            ----------------------------------------------
J. LEFFELAAR                                              M. LAVINO

/s/Christiaan Ouwinga                                     /s/Christopher Schuijt
----------------------------------------------            ----------------------------------------------
CHRISTIAAN OUWINGA                                        CHRISTOPHER SCHUIJT


                                                          THAMES ASSET MANAGEMENT LTD.

/s/Sybren I. Zeilstra                                     By: /s/Michael J. Hoving
----------------------------------------------            ----------------------------------------------
S.I.J. ZEILSTRA                                           Name: Michael J. Hoving
                                                          Title: Managing Director

ADVA INTERNATIONAL, INC.

By:  /s/George L. Down
     -----------------------------------------
Title:  President